N-SAR Item 77C Exhibit

INTERNATIONAL EQUITY

SPECIAL MEETING OF SHAREHOLDERS
On February 12 2009 a Special
Meeting of Shareholders for the
Fund was held to consider a number
of proposals.  On December 1 2008
the record date for the meeting the
Fund had $974,118,583 of net assets
outstanding of which $580 710 666
(59.61%) of net assets were represented
at the meeting.

Proposal 1 The consider and act upon a
new investment advisory agreement with
Evergreen Investment Management Company LLC:
Net assets voted For		$570,757,254
Net assets voted Against	$3,551,493
Net assets voted Abstain	$6,401,919


INTRINSIC WORLD EQUITY

SPECIAL MEETING OF SHAREHOLDERS
On March 12, 2009, a Special Meeting
of Shareholders for the Fund was held
to consider a number of proposals.  On
December 1, 2008, the record date for the meeting, the Fund had $91,055,793 of net assets outstanding of which $48,550,445
(53.32%) of net assets were represented at the meeting.

Proposal 1a To consider and act upon a
new investment advisory agreement with
Evergreen Investment Management Company, LLC:
Net assets voted For		$41,512,201
Net assets voted Against	$2,925,903
Net assets voted Abstain	$4,112,341

Proposal 1b  To consider and act upon a
new sub-advisory agreement with Metropolitan
West Capital Management, LLC:
Net assets voted For		$41,085,787
Net assets voted Against	$3,161,507
Net assets voted Abstain	$4,348,893


Global Opportunities Fund

SPECIAL MEETING OF SHAREHOLDERS
On March 19, 2009, a Special Meeting of Shareholders for the Fund was held to consider the following proposal. The results of the proposal are indicated below.

Proposal 1 To consider and act upon a new investment advisory agreement with Evergreen Investment Management Company, LLC:
Net assets voted For          $134,905,109
Net assets voted Against      $ 4,242,287
Net assets voted Abstain      $ 9,522,240

SPECIAL MEETING OF SHAREHOLDERS
On March 12, 2009, a Special Meeting of Shareholders for the Fund was held to consider the following proposal. The results of the proposal are indicated below.
Proposal 1 To consider and act upon a new investment advisory agreement with Evergreen Investment Management Company, LLC:
Net assets voted For $147,304,872
Net assets voted Against $ 1,939,181
Net assets voted Abstain $ 2,696,231
Data



PRECIOUS METALS FUND

SPECIAL MEETING OF SHAREHOLDERS
On March 12, 2009, a Special Meeting
of Shareholdersfor the Fund was held
to consider the following proposal.
The results of the proposal are indicated below.

Proposal 1 To consider and act
upon a new investment advisory agreement with Evergreen Investment Management Company, LLC:
Net assets voted For $232,735,729
Net assets voted Against $ 8,609,447
Net assets voted Abstain $ 12,054,367



GLOBAL LARGE CAP EQUITY FUND

SPECIAL MEETING OF SHAREHOLDERS
On March 12, 2009, a Special Meeting of
Shareholders for the Fund was held to consider the following proposal. The results of the proposal are indicated below.

Proposal 1 To consider and act upon a
new investment advisory agreement with
Evergreen Investment Management Company,
LLC:
Net assets voted For $28,032,265
Net assets voted Against $ 1,232,176
Net assets voted Abstain $ 1,561,659


EMGERGING MARKETS GROWTH FUND

SPECIAL MEETING OF SHAREHOLDERS
On March 12, 2009, a Special Meeting of
Shareholders for the Fund was held to consider the following proposal. The results of the proposal are indicated below.
Proposal 1 To consider and act upon a
new investment advisory agreement with
Evergreen Investment Management Company, LLC:
Net assets voted For $147,304,872
Net assets voted Against $ 1,939,181
Net assets voted Abstain $ 2,696,231